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                                                                   Exhibit 10.12


                       AMENDMENT TO SHOPPING CENTER LEASE

         This Amendment, dated December 6, 1996, is to a certain Shopping Center Lease made and entered into the 1st day of June, 1995, between Real Alchemy I, L.P., as Landlord, and Midway Entertainment, Ltd., as Tenant and that certain First Amendment to the Lease, dated February 20, 1996.

         In consideration of the covenants and conditions contained in said Lease and this Amendment, the parties hereto do hereby agrees as follows:

         1. To the extent the terms and conditions contained in this Amendment alter or conflict with those contained in said Lease, those contained herein shall be absolutely controlling.

         2. Basic Lease Information, Article I, shall be deleted and the following substituted, "Permitted Use: Sports tavern, restaurant, nightclub, billiards, and related activity, including the sale of alcoholic beverages for on-site consumption."

         3. Article 2.1 shall be deleted and the following substituted, "Tenant shall use and occupy the Premises solely for the permitted use specified in the Basic Lease Information. Tenant shall conduct its business activity in the Premises during all business hours typical for Tenant's type of business, unless Tenant is prevented from doing so by Applicable Laws (as defined below) or by strike, fire or other casualty beyond Tenant's control and except during reasonable periods approved by Landlord in advance for repairing, cleaning and decorating the Premises."

         4. Article 5 shall be deleted and the following substituted, "Tenant shall not make any exterior alterations or additions without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent shall not be required for interior alterations if the cost of such alterations is less than $15,000.00. Upon receipt of Landlord's consent to alterations or additions to the Premises by Tenant, Tenant shall procure, at Tenant's expense, all necessary permits before undertaking such work. All such alterations and additions shall be done in accordance with applicable laws, including applicable building codes and regulations."


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         5.       The third sentence in Article 6.4 shall be deleted and the following substituted, "CAM charges will also include management fees and expenses, not to exceed three percent (3%), and all costs of maintenance and repairs concerning the Shopping Center (to the extent not covered by insurance), whether or not allocable to the Common Areas, but will not include leasing commissions and any costs incurred by Landlord to make space in the Shopping Center ready for another particular tenant."

         6. The last sentence in Article 9.1 shall be deleted and the following substituted, "Tenant's share of such items for each calendar year or partial calendar year will be determined by Landlord by multiplying the total amount thereof by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the gross rentable floor area of the buildings on the property covered by such items during the applicable calendar year."

         7. The last two sentences of Article 10.1 shall be deleted and the following substituted, "Tenant shall, at its cost, maintain insurance covering: (i) its personal property, equipment and trade fixtures, including insurance providing protection against fire and extended coverage perils, sprinkler damage, vandalism and malicious mischief. Tenant agrees to replace any plate glass on the Premises, however, does not agree to provide insurance protection for such plate glass. Such insurance will be in the amount of the full replacement value of the insured property, and Tenant shall furnish Landlord with a certificate evidencing such insurance from the applicable insurer upon request.

         8. The last sentence of Article 10.2 shall be deleted and the following substituted, ""Tenant's share of such items for each calendar year or partial calendar year will be determined by Landlord by multiplying the total amount thereof by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the gross rentable floor area of the buildings on the property covered by such items during the applicable calendar year."

         9. Article 13 shall be amended by adding the following sentence, "Landlord's consent to any request for assignment shall not be unreasonably withheld and in no event, shall its consent by withheld for an assignment to an affiliated company, partnership or entity of Tenant."


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         10.      Article 14.1(a) shall be deleted in its entirety and the
                  following substituted, "Tenant shall fail to pay any rental or other sum of money when due hereunder and Tenant shall not cure such failure within ten (10) days after notice thereof is given by Landlord."

         11. Article 14.5 shall be amended by adding the following sentence, "Notwithstanding the foregoing, the prevailing party will be entitled to "... attorneys' fees."

         12.      Article 15 shall be deleted in its entirety.

         13. Article 17.2 shall be amended by adding the following sentence, "In the event there is a mortgage, deed of trust or similar debt agreement in which the Premises is security, in whole or in part, the Landlord shall use its best efforts to obtain a non-disturbance agreement in recordable form whereby the secured party recognizes this Lease and Tenant's rights hereunder in the event of any foreclosure and Tenant agrees to attorn to such mortgagee in furtherance thereof."

         14.      Article 18(c) shall be deleted in its entirety.

         15. Article 18(d) shall be deleted and the following substituted, "to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Shopping Center and, for such purposes, to enter upon the Premises, and to change the arrangement and location of the parking areas, entrances, driveways and other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises are reasonably accessible and fit for the use expressly permitted in this Lease, and so long as such change does not materially impair the visibility of the Premises, access to or number of parking stalls immediately surrounding the Premises; and"

         16. Article 23.1 shall be amended to add the following, "All notices to Tenant shall be sent to Tenant in care of Chris Wetting, 224 E. Douglas, Suite 700, Wichita, Kansas 67202."

         17. An Article shall be added to the Lease as follows, "Landlord warrants that it will not lease or sell space in the shopping center to a tenant with a similar, competing use. Such use shall be as defined in the Basic Lease Information, Article I."

         18. Exhibit "A-1" shall be amended by attaching a legal description of the Premises.


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         19.      Exhibit "E" shall be amended by adding the following
                  paragraph, "However, in no event, shall the rental rate increase more than 12% over the rental rate in the prior five year term."

         20. The additional parking space referenced in the First Amendment to the Lease shall be specifically set forth on the attached Exhibit.

         This Amendment may be executed in counterparts and any signature on a copy of the Amendment sent by facsimile shall be binding upon transmission by fax and the fax copy can be utilized for the purposes of this Amendment.

         It is so agreed by and between the parties hereto effective this ____ day of __________________, 1996.



LANDLORD:  /s/ Stephen P. Hartnett
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          Real Alchemy I, L.P., a Texas Limited Partnership
          by Stephen P. Hartnett, President
          Energy Alchemy, Inc., General Partner



TENANT:    /s/ Paul R. Guernsey
          -----------------------------------
          Midway Entertainment, Ltd., a Texas Limited Partnership
          by Paul R. Guernsey, Vice President
          Fox & Hound II, Inc., General Partner


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